Exhibit 99.1

DeVry Inc. Announces Third-Quarter 2012 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--April 24, 2012--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported results for its fiscal 2012 third-quarter and nine-month period ended March 31, 2012.

Significant accomplishments:

  DeVry Brasil acquired Faculdade Boa Viagem (FBV) to expand its presence in northeastern Brazil
  Becker Professional Education acquired Falcon Physician Reviews to enter the growing healthcare exam preparation market
  Chamberlain established campuses in Atlanta and Indianapolis; sought approvals to open a Tinley Park, Ill., campus in fiscal 2013
  Becker announced that it prepared all 19 Elijah Watts Sells Winners for the 2010 CPA Exam

Financial Results for the Three Months Ended March 31, 2012:

  Revenues decreased 4 percent to $540.8 million
  Net income declined 28 percent to $67.1 million
  Diluted earnings per share decreased 24 percent to $1.00

Financial Results for the Nine Months Ended March 31, 2012:

  Revenues decreased 3 percent to $1,584 million
  Reported net income declined to $133.5 million from $255.2 million last year, and net income excluding discrete items was $187.1 million, down 27 percent
  Reported diluted earnings per share declined to $1.96 from $3.60 per share last year, and earnings per share excluding discrete items was $2.74 per share, down 24 percent

“While this was a challenging quarter, we continued to execute on our five-point performance improvement plan, which includes reducing costs at DeVry University and Carrington Colleges,” said Daniel Hamburger, DeVry’s president and chief executive officer. “Our strong financial position enables us to aggressively pursue our plan without sacrificing quality or foregoing opportunities for targeted investments. In the quarter, we made promising investments in high growth areas of our organization, namely the expansion of Chamberlain into two new markets and the additions of Faculdade Boa Viagem and Falcon Physician Review to our family of institutions.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

DeVry University reported new undergraduate student enrollment of 12,025, a 19.7 percent decline compared with 14,981 last year. Total student enrollment decreased 15.1 percent to 60,196 students, compared with 70,863 in spring 2011.

For the January 2012 session, the number of graduate coursetakers enrolled in master’s degree programs at DeVry University and its Keller Graduate School of Management was 24,029, a decrease of 3.0 percent versus January 2011. For the March 2012 session, the number of graduate coursetakers was 23,366, a decline of 4.3 percent from prior year.

The total number of online undergraduate and graduate coursetakers in the March 2012 session decreased 13.1 percent to 68,083 versus 78,366 in the same session a year ago.

Enrollment results were impacted by a focus on adjusting to new regulations and prolonged unemployment, which continued to affect consumer confidence.

Medical and Healthcare Segment

DeVry Medical International

In the January 2012 term, new students decreased 20.5 percent to 601, compared to a very strong 756 students last year. Total students increased 1.0 percent to 6,024 compared to 5,965 students in the same term last year. The decline in new student enrollment is largely a result of capacity constraints at Ross University School of Medicine. Ross expects new student enrollment to increase in the May term reflecting the continued strong demand for medical education.

Chamberlain College of Nursing

Chamberlain's new student enrollment in spring 2012 increased 2.8 percent to 2,933 students, compared to 2,852 in spring 2011. Total student enrollment rose 19.9 percent to 11,867 students compared with 9,897 during the same period last year.

Chamberlain’s newly established Atlanta location has experienced exceptionally strong interest from applicants for the first classes at that location.

Carrington Colleges Group

New student enrollment at Carrington decreased 30.9 percent to 2,254 compared with 3,261 in spring 2011. Total enrollment decreased 28.4 percent to 7,309 students, compared with 10,206 for the same period last year. Carrington continues to make progress on its turnaround plan, which includes increasing its student recruiting effectiveness, aligning its cost structure, and enhancing academic quality.

Professional Education Segment

Becker Professional Education

In April, Becker announced its acquisition of Falcon Physician Reviews, a leading provider of comprehensive review programs for physicians preparing for the United States Medical Licensing Examination (USMLE) and the Comprehensive Osteopathic Medical Licensing Examination (COMLEX). The transaction expands Becker’s exam preparation services into the growing healthcare field.

Becker announced recently that 100 percent of the 2010 Elijah Watt Sells Award winners prepared for the exam with Becker’s CPA Exam Review. Since the American Institute of Certified Public Accountants (AICPA) began recognizing the Elijah Watt Sells Award recipients nationally in 2005, 66 of the 74 winners have prepared with Becker’s CPA Exam Review.

The Elijah Watt Sells Award is presented to the 10 CPA candidates, who, on their first attempt, achieve the highest cumulative scores for all four sections of the Uniform CPA Examination within a calendar year. In 2010 several candidates received identical cumulative scores, resulting in a tie and increasing the number of award recipients to 19.

Other Educational Services Segment

DeVry Brasil

In February, DeVry Brasil announced it had acquired Faculdade Boa Viagem, adding another quality institution to its growing family of schools in northeastern Brazil.

For the spring 2012 term, new students increased 46.1 percent to 5,599, compared to 3,833 students for prior year term. Total students increased 55.6 percent to 21,297 compared to 13,688 students in the same term last year, driven by strong demand and the acquisition of FBV.

Balance Sheet/Cash Flow

For the first nine months of fiscal 2012, DeVry generated $355.1 million of operating cash flow. As of March 31, 2012, cash, marketable securities and investment balances totaled $332.1 million and there were no outstanding borrowings.

Share Repurchase Plan

During the quarter, a total of 863,369 shares were repurchased under the organization’s seventh repurchase program for approximately $32.1 million, at an average cost of $37.21 per share.

Conference Call and Webcast Information

DeVry will host a conference call on April 24, 2012, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2012 third-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, Tim Wiggins, chief financial officer, and Pat Unzicker, vice president of finance.

For those wishing to participate by telephone, dial (866) 314-4483 (domestic) or (617) 213-8049 (international). Use passcode 53841990 or say “DeVry Call.” DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the organization's website at http://www.media-server.com/m/p/7r9x3m5e. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until May 1, 2012. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 95020056. To access the webcast replay, please visit DeVry’s website at www.devryinc.com.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2011 and filed with the Securities and Exchange Commission on August 26, 2011.

Selected Operating Data (in thousands, except per share data)

	Third Quarter
	FY 2012	FY 2011	Change
Revenues	$540,807	$562,730	(3.9%)
Net Income	$67,131	$92,900	(27.7%)
Earnings per Share (diluted)	$1.00	$1.32	(24.2%)
Number of common shares (diluted)	67,225	70,272	(4.3%)

	Nine Months
	FY 2012	FY 2011	Change
Revenues	$1,583,894	$1,635,621	(3.2%)
Net Income	$133,480	$255,207	(47.7%)
Earnings per Share (diluted)	$1.96	$3.60	(45.6%)
Number of common shares (diluted)	68,235	70,886	(3.7%)

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the second quarter of fiscal year 2012, DeVry recorded impairment charges related to its Carrington Colleges reporting unit. Also, DeVry recorded a gain from the sale of Becker’s Stalla CFA review operations. The following table illustrates the effects of the impairment charges and gain on sale of assets on DeVry’s results. Management believes that the disclosure of non-GAAP net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over period comparisons of such operations given the discrete nature of the impairment charges and gain on the sale of assets. DeVry uses these supplemental financial measures internally in its management and budgeting processes. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	For The Nine Months
	Ended March 31:
	2012	2011
Net Income	$133,480	$255,207

Earnings per Share (diluted)	$1.96	$3.60

Impairment Charges (net of tax)	$55,751	--

Effect on Earnings per Share (diluted)	$0.82	--

Gain on Sale of Assets (net of tax)	$(2,174)	--

Effect on Earnings per Share (diluted)	$(0.03)	--

Net Income Excluding the Impairment
Charges and Gain on Sale of Assets	$187,057	$255,207

Earnings per Share Excluding the
Impairment Charges and Gain on Sale of
Assets (diluted)	$2.74	$3.60

Spring 2012 Enrollment Results

	2012	2011	Change

Total DeVry Inc. Postsecondary Enrollments(1)	126,165	130,957	(3.7)%

DeVry University
Undergraduate(2)
New students	12,025	14,981	(19.7%)
Total students	60,196	70,863	(15.1%)

Graduate coursetakers(2)(3)
January	24,029	24,784	(3.0%)
March	23,366	24,406	(4.3%)

Online coursetakers(3) – March	68,083	78,366	(13.1%)

Chamberlain College of Nursing – Spring(2)
New students	2,933	2,852	+2.8%
Total students	11,867	9,897	+19.9%

DeVry Medical International(4)
New students	601	756	(20.5%)
Total students	6,024	5,965	+1.0%

Carrington Colleges – Spring
New students	2,254	3,261	(30.9%)
Total students	7,309	10,206	(28.4%)

DeVry Brasil – Spring(5)
New students	5,599	3,833	+46.1%
Total students	21,297	13,688	+55.6%

DeVry Brasil – Spring (excluding FBV)
New students	4,336	3,833	+13.1%
Total students	15,876	13,688	+16.0%

1.	Excludes Becker and Advanced Academics.
2.	Includes both onsite and online students
3.	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers
4.	DeVry Medical International includes Ross University Schools of Medicine and Veterinary Medicine and the American University of the Caribbean School of Medicine (AUC). AUC’s new student enrollment for the January 2012 and 2011 terms were 87 students and 114 students, respectively. AUC’s total student enrollment for the January 2012 and 2011 terms were 1,184 students and 1,155 students, respectively.
5.	DeVry acquired FBV in northeastern Brazil in January. For the Spring 2012 term, FBV’s new student enrollment was 1,263 students and total student enrollment was 5,421 students.

Chart 1: Remaining DeVry Inc. Calendar 2012 Announcements & Events

Aug. 9, 2012	Fiscal 2012 Year-End Results and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International

Oct. 25, 2012	Fiscal 2013 First Quarter Results and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil

November 7, 2012	Annual Shareholder’s Meeting

Chart 2: Calendar 2013 Announcements & Events

January 24, 2013	Fiscal 2013 Second Quarter and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International

April 23, 2013	Fiscal 2013 Third Quarter Results and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil

August 15, 2013	Fiscal 2013 Second Quarter and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International

October 24, 2013	Fiscal 2013 Third Quarter Results and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil

November 6, 2013	Annual Shareholder’s Meeting

Chart 3: Link to DeVry University USOC Campaign

http://www.youtube.com/user/TheDevryUniversity?ob=0&feature=results_main

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2012	2011	2011

ASSETS

Current Assets

Cash and Cash Equivalents	$329,440	$447,145	$596,515
Marketable Securities and Investments	2,665	2,575	2,556
Restricted Cash	13,194	2,308	7,378
Accounts Receivable, Net	254,661	114,689	223,953
Deferred Income Taxes, Net	23,019	24,457	26,290
Prepaid Expenses and Other	42,389	33,476	31,030

Total Current Assets	665,368	624,650	887,722

Land, Buildings and Equipment

Land	66,019	54,404	54,274
Buildings	382,972	314,274	302,843
Equipment	422,271	402,179	361,837
Construction In Progress	50,192	63,310	73,713

	921,454	834,167	792,667

Accumulated Depreciation and Amortization	(374,904)	(365,923)	(354,711)

Land, Buildings and Equipment, Net	546,550	468,244	437,956

Other Assets

Intangible Assets, Net	292,887	195,462	191,870
Goodwill	566,547	523,620	517,822
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	27,400	25,077	21,607

Total Other Assets	900,284	757,609	744,749

TOTAL ASSETS	$2,112,202	$1,850,503	$2,070,427

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2012	2011	2011

LIABILITIES

Current Liabilities

Accounts Payable	$53,208	$63,611	$63,741
Accrued Salaries, Wages and Benefits	72,443	107,829	69,410
Accrued Expenses	56,328	47,097	45,338
Advance Tuition Payments	23,257	22,362	22,435
Deferred Tuition Revenue	349,200	75,532	398,452

Total Current Liabilities	554,436	316,431	599,376

Non-Current Liabilities

Deferred Income Taxes, Net	63,693	69,029	63,874
Deferred Rent and Other	91,415	68,772	62,130

Total Non-current Liabilities	155,108	137,801	126,004

TOTAL LIABILITIES	709,544	454,232	725,380

NON-CONTROLLING INTEREST	8,168	6,755	6,466

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
65,831,000, 68,635,000 and 68,966,000 Shares issued
and outstanding at March 31, 2012, June 30, 2011
and March 31, 2011, respectively.	741	738	736
Additional Paid-in Capital	267,285	248,418	238,813
Retained Earnings	1,490,371	1,367,972	1,300,862
Accumulated Other Comprehensive Income	3,163	15,729	13,662
Treasury Stock, at Cost (8,266,000, 5,148,000 and 4,638,000
Shares, Respectively)	(367,070)	(243,341)	(215,492)

TOTAL SHAREHOLDERS' EQUITY	1,394,490	1,389,516	1,338,581

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,112,202	$1,850,503	$2,070,427

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Nine Months
	Ended March 31,		Ended March 31,

	2012	2011	2012	2011

REVENUES:
Tuition	$505,651	$521,484	$1,488,432	$1,528,003
Other Educational	35,156	41,246	95,462	107,618

Total Revenues	540,807	562,730	1,583,894	1,635,621

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	244,195	232,914	723,655	690,912
Student Services and Administrative Expense	201,158	192,589	596,125	560,114
Asset Impairment Charge	-	-	75,039	-

Total Operating Costs and Expenses	445,353	425,503	1,394,819	1,251,026

Operating Income	95,454	137,227	189,075	384,595

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	110	435	520	1,239
Interest Expense	(650)	(348)	(1,653)	(841)
Net Gain on Sale of Assets	-	-	3,695	-

Net Interest and Other Income (Expense)	(540)	87	2,562	398

Income Before Income Taxes	94,914	137,314	191,637	384,993

Income Tax Provision	27,610	44,405	57,741	129,851

NET INCOME	67,304	92,909	133,896	255,142

Net (Income) Loss Attributable to Noncontrolling Interest	(173)	(9)	(416)	65

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$67,131	$92,900	$133,480	$255,207

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$1.01	$1.34	$1.97	$3.64
Diluted	$1.00	$1.32	$1.96	$3.60

Cash Dividend Declared per Common Share	$-	$-	$0.15	$0.12

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Nine Months
	Ended March 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$133,896	$255,142
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	12,891	11,192
Depreciation	56,512	43,289
Amortization	8,336	4,589
Impairment of Goodwill and Intangible Assets	75,039	-
Provision for Refunds and Uncollectible Accounts	73,058	73,534
Deferred Income Taxes	(5,157)	16,220
Loss on Disposals of Land, Buildings and Equipment	805	262
Realized Gain on Sale of Assets	(3,695)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(10,886)	(5,276)
Accounts Receivable	(212,973)	(177,807)
Prepaid Expenses And Other	(5,392)	(6,225)
Accounts Payable	(11,327)	(26,631)
Accrued Salaries, Wages, Expenses and Benefits	(26,149)	(16,267)
Advance Tuition Payments	877	1,384
Deferred Tuition Revenue	269,294	311,825

NET CASH PROVIDED BY OPERATING ACTIVITIES	355,129	485,231

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(92,167)	(91,299)
Marketable Securities Purchased	(66)	(91)
Marketable Securities Sales	-	13,495
Payment for Purchase of Businesses, Net of Cash Acquired	(250,150)	-
Cash Received from Sale of Assets	4,475	-
Other	-	(627)

NET CASH USED IN INVESTING ACTIVITIES	(337,908)	(78,522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	6,041	3,081
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,298	1,033
Repurchase of Common Stock for Treasury	(124,160)	(104,746)
Cash Dividends Paid	(18,430)	(15,529)
Excess Tax Benefit from Stock-Based Payments	727	561
Payment of Debt Financing Fees	(70)	-

NET CASH USED IN FINANCING ACTIVITIES	(134,594)	(115,600)

Effects of Exchange Rate Differences	(332)	(2,296)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(117,705)	288,813

Cash and Cash Equivalents at Beginning of Period	447,145	307,702

Cash and Cash Equivalents at End of Period	$329,440	$596,515

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)
REVENUES:
Business, Technology and Management	$338,790	$378,698	-10.5%	$1,001,959	$1,102,359	-9.1%
Medical and Healthcare	160,483	142,544	12.6%	461,456	421,347	9.5%
International, K-12 and Professional Education	41,534	41,488	0.1%	120,479	111,915	7.7%

Total Consolidated Revenues	540,807	562,730	-3.9%	1,583,894	1,635,621	-3.2%

OPERATING INCOME:
Business, Technology and Management	64,667	99,351	-34.9%	183,850	283,342	-35.1%
Medical and Healthcare	25,963	29,289	-11.4%	(2,681)	88,415	-103.0%
International, K-12 and Professional Education	7,214	10,263	-29.7%	14,378	15,858	-9.3%
Reconciling Items:
Amortization Expense	(2,800)	(1,497)	87.0%	(7,844)	(4,449)	76.3%
Depreciation and Other	410	(179)	NM	1,372	1,429	-4.0%

Total Consolidated Operating Income	95,454	137,227	-30.4%	189,075	384,595	-50.8%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	110	435	-74.7%	520	1,239	-58.0%
Interest Expense	(650)	(348)	86.8%	(1,653)	(841)	96.6%
Net Gain on Sale of Assets	-	-	NM	3,695	-	NM

Net Interest and Other Income (Expense)	(540)	87	-720.7%	2,562	398	543.7%

Total Consolidated Income before Income Taxes	$94,914	$137,314	-30.9%	$191,637	$384,993	-50.2%

Intangible asset and goodwill impairment charges were recorded for the nine month period ended March 31, 2012. These charges are related to DeVry's Carrington Colleges Group, Inc. which is part of the Medical and Healthcare segment. The following table illustrates the effects of these impairment charges on the operating income of the Medical and Healthcare segment. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of these impairment transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)

Medical and Healthcare Operating Income	$25,963	$29,289	-11.4%	$(2,681)	$88,415	-103.0%
Asset Impairment Charge	-	-	NM	75,039	0	NM
Medical and Healthcare Operating Income
Excluding Charge for Asset Impairments	$25,963	$29,289	-11.4%	$72,358	$88,415	-18.2%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com